ICAHN PARTNERS LP
                          ICAHN PARTNERS MASTER FUND LP
                         HIGH RIVER LIMITED PARTNERSHIP
                           c/o Icahn Associates Corp.
                          767 Fifth Avenue, 47th Floor
                            New York, New York 10153

                                                              March 2, 2005

VIA HAND DELIVERY AND FACSIMILE
Kerr-McGee Corporation
123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma 73102
Attention: Office of the Secretary

                  Re:      Stockholder Notification of Nominations

Ladies and Gentlemen:

                  Icahn Partners LP, a Delaware limited partnership, Icahn Partners Master Fund LP, a Cayman Islands exempted limited partnership, and High River Limited Partnership, a Delaware limited partnership (collectively, the "Nominating Parties"), are hereby submitting this notice on the date hereof in order to comply with the requirements (the "Bylaw Requirements") set forth in
Article III, Section 10(A) of the Amended and Restated Bylaws of Kerr-McGee Corporation (the "Corporation"). The address of Icahn Partners LP and Icahn Partners Master Fund LP, as it appears on the Corporation's books, is 767 Fifth Avenue, 47th Floor, New York, New York 10153. The address of High River Limited Partnership, as it appears on the Corporation's books, is One Whitehall Street, New York, NY 10004.

                  The decision to nominate the Slate (as defined below) was made pursuant to discussions among representatives of the Nominating Parties and Jana Partners LLC.

                  Each of the Nominating Parties is the record owner directly of 1,000 shares of common stock, par value $1.00 per share, of the Corporation ("Common Stock"), which, in the aggregate, constitutes less than one percent (1%) of the outstanding Common Stock. The Nominating Parties own beneficially, in the aggregate, approximately 4.3% of the outstanding Common Stock (based on the 151,692,157 shares stated to be outstanding as of October 31, 2004 by the Corporation in its Quarterly Report on Form 10-Q for the period ended September 30, 2004) as of the close of business on March 1, 2005. For further information on the beneficial ownership of the Corporation's securities by the Nominating Parties, reference should be made to Annex A to this notice.

                  The Nominating Parties hereby represent that they intend to appear at the 2005 annual meeting of the Corporation's stockholders (the "Annual Meeting") in person or by proxy to submit the business specified in this notice.

                  The Nominating Parties are seeking at the Annual Meeting to elect Mr. Carl Icahn and Mr. Barry Rosenstein as members of the Board of Directors of the Corporation and, in that regard, propose to nominate Messrs. Icahn and Rosenstein as their nominees (the "Nominees" or the "Slate") for election as directors of the Corporation at the Annual Meeting.

                  The  Nominating   Parties  intend  to  propose  the  following
resolution at the Annual Meeting (and/or any other form of resolution required by the Corporation to nominate these Nominees):

                  "It is hereby being resolved, that Mr. Carl Icahn and Mr. Barry Rosenstein are nominated to be elected as members of the Board of Directors of the Corporation."

                  As required by the Bylaw Requirements, the Nominating Parties hereby advise you that certain information relating to the Nominees is set forth in Annex B of this notice. Except as set forth herein or in any of the Annexes (or any attachments thereto), to the best knowledge of the Nominating Parties
(i) the Nominees do not own any securities of the Corporation or any parent or subsidiary of the Corporation, directly or indirectly, beneficially or of record, nor have they purchased or sold any securities of the Corporation within the past two years, and none of their associates beneficially owns, directly or indirectly, any securities of the Corporation, (ii) neither the Nominees, their associates or any member of their immediate families, nor the Nominating Parties or their associates has any arrangement or understanding with any person (a) with respect to any future employment by the Corporation or its affiliates or
(b) with respect to future transactions to which the Corporation or any of its affiliates will or may be a party, nor any material interest, direct or indirect, in any transaction, or series of similar transactions, that has occurred since the beginning of the Corporation's last fiscal year or any currently proposed transaction, or series of similar transactions, to which the Corporation or any of its subsidiaries was or is to be a party and in which the amount involved exceeds $60,000, (iii) neither the Nominees, their associates or any member of their immediate families, nor the Nominating Parties or their associates has been indebted to the Corporation or its subsidiaries at any time since the beginning of the Corporation's last fiscal year in an amount in excess of $60,000, (iv) the Nominees are not, or were not within the past year, party to any contract, arrangement or understanding with any person with respect to any securities of the Corporation, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies, (v) neither the Nominees nor any of their associates has any arrangement or understanding with any person pursuant to which he was or is to be selected as a director, nominee or officer of the Corporation, (vi) there are no relationships between the Nominees, their associates or any member of their immediate families, nor the Nominating Parties or their associates and the Corporation that are listed in, or substantially similar in nature and scope to those relationships listed, in paragraphs (b)(1) through (5) of Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (vii) there is no other information with respect to the Nominees, their associates or any member of their immediate families, nor the Nominating Parties or their associates that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Exchange Act. Matters disclosed in any part of this notice, including the Annexes and any attachments thereto, should be deemed disclosed for all purposes of this notice. The written consent of the Nominees as required by the Bylaw Requirements is attached as Annex C.

                  As more fully described in Annex A, 250,000 of the shares of Common Stock beneficially owned by the Nominating Parties were purchased from Jana Master Fund Ltd., of which Jana Partners LLC is investment manager, pursuant to the exercise of an option. Barry Rosenstein (one of the Nominees) is a managing member of Jana Partners LLC.

                  The  Nominating   Parties  will  promptly  provide  any  other
information reasonably requested by the Corporation pursuant to the Bylaw Requirements. Please be advised, however, that, notwithstanding the compliance by the Nominating Parties with the Bylaw Requirements, neither the delivery of this notice in accordance with the terms of the Bylaws Requirements nor the delivery of any additional information, if any, provided by the Nominating Parties or any of their affiliates to the Corporation from and after the date hereof shall be deemed to constitute an admission by the Nominating Parties or any of its affiliates of the legality or enforceability of the Bylaw Requirements or a waiver by any such person or entity of its right to, in any way, contest or challenge the enforceability thereof. The Nominating Parties reserve the right to nominate additional nominees, in the event the Corporation, by the appropriate corporate action, increased or increases the number of directors to be elected at the Annual Meeting to be greater than two (2).


                  [Remainder of page intentionally left blank]

                                                     Very truly yours,

                                ICAHN PARTNERS LP

                               By: ______________________
                               Name: Edward E. Mattner
                               Its: Authorized Signatory


                               ICAHN PARTNERS MASTER FUND LP

                               By: ______________________
                               Name: Edward E. Mattner
                               Its: Authorized Signatory


                               HIGH RIVER LIMITED PARTNERSHIP
                               By: Hopper Investments LLC, general partner
                               By: Barberry Corp., sole member

                               By: ______________________
                               Name: Edward E. Mattner
                               Its: Authorized Signatory






           [Signature page to Kerr-McGee stockholder proposal notice]

                                                                        ANNEX A


         As of the close of business on March 1, 2005, Icahn Partners LP is the direct beneficial owner of 2,571,516 shares of the Corporation's common stock, par value $1.00 per share ("Shares"). Each of (i) Icahn Onshore LP, as the general partner of Icahn Partners LP, and (ii) CCI Onshore LLC, as the general partner of Icahn Onshore LP, may be deemed to be an indirect beneficial owner of the 2,571,516 Shares directly beneficially owned by Icahn Partners LP.

         As of the close of business on March 1, 2005, Icahn Partners Master Fund LP is the direct beneficial owner of 2,680,484 Shares. Each of (i) Icahn Offshore LP, as the general partner of Icahn Partners Master Fund LP, and (ii) CCI Offshore LLC, as the general partner of Icahn Offshore LP, may be deemed to be an indirect beneficial owner of the 2,680,484 Shares directly beneficially owned by Icahn Partners Master Fund LP.

         As of the  close of  business  on March 1,  2005,  High  River  Limited
Partnership is the direct beneficial owner of 1,313,000 Shares. Each of (i) Hopper Investments LLC, as the general partner of High River Limited Partnership, and (ii) Barberry Corp., as the sole member of Hopper Investments LLC, may be deemed to be an indirect beneficial owner of the 1,313,000 Shares directly beneficially owned by High River Limited Partnership.

         Each of CCI Onshore LLC, CCI Offshore LLC and Barberry Corp. is wholly owned by Carl C. Icahn. As such, Mr. Icahn may be deemed to be the indirect beneficial owner of 6,565,000 Shares.

         On February 14, 2005, Icahn Partners LP, Icahn Partners Master Fund LP and High River Limited Partnership acquired an option to purchase, in the aggregate, 250,000 Shares from Jana Master Fund Ltd., of which Jana Partners LLC is investment manager. Barry Rosenstein (one of the Nominees) is a managing member of Jana Partners LLC. Pursuant to the exercise of this option on March 1, 2005, Icahn Partners LP purchased 96,000 Shares, Icahn Partners Master Fund LP purchased 104,000 Shares and High River Limited Partnership purchased 50,000 Shares. The option had an exercise price of $60.00 per Share and an expiration date of August 14, 2005.

                                                                        ANNEX B

                                  CARL C. ICAHN

Name:                     Carl C. Icahn (the "Nominee")
Age:                      69
Business Address:         767 Fifth Avenue
                          New York, NY 10153
Residence Address:        15 West 53rd Street
                          Penthouse B&C
                          New York, NY 10019


                  Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years, the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment:

         Mr. Icahn has served as Chairman of the Board and a director of Starfire Holding Corporation ("Starfire") (formerly Icahn Holding Corporation), a privately-held holding company, and Chairman of the Board and a director of various subsidiaries of Starfire, since 1984. Mr. Icahn is and has been since 1994 a majority shareholder, the Chairman of the Board and a Director of American Railcar Industries, Inc. ("ARI"), a Missouri corporation. ARI is primarily engaged in the business of manufacturing, managing, leasing and selling of railroad freight and tank cars. Mr. Icahn has also been Chairman of the Board and President of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, since 1968. Since November 1990, Mr. Icahn has been Chairman of the Board of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership that invests in real estate and holds various other interests, including the interests in its subsidiaries that are engaged, among other things, in the oil and gas business and casino entertainment business. Mr. Icahn has been a director of Cadus Pharmaceutical Corporation, a firm that holds various biotechnology patents, since 1993. From August 1998 to August 2002, Mr. Icahn served as Chairman of the Board of Maupintour Holding LLC (f/k/a/ Lowestfare.com, LLC), an internet travel reservations company. From October 1998 through May, 2004, Mr. Icahn was the President and a director of Stratosphere Corporation, which operates the Stratosphere Hotel and Casino. Since September 29, 2000, Mr. Icahn has served as the Chairman of the Board of GB Holdings, Inc., which owns all of the outstanding stock of Atlantic Coast Entertainment
         Holdings, Inc., which through its wholly-owned subsidiary owns and operates The Sands Hotel and Casino in Atlantic City, New Jersey. Mr. Icahn also serves in the same capacity with Atlantic Coast Entertainment Holdings, Inc. In January 2003, Mr. Icahn became Chairman of the Board and a director of XO Communications, Inc., a telecommunications company. Mr. Icahn received his B.A. from Princeton University in 1957.

                  The entities listed above are not a parent, subsidiary or other affiliate of Kerr-McGee Inc. ("Kerr-McGee"). The Nominee does not hold any positions or offices with Kerr-McGee.

                          BARRY ROSENSTEIN

Name:                     Barry Rosenstein (the "Nominee")
Age:                      46
Business Address:         201 Post Street
                          San Francisco, CA  94108
Residence Address:        768 El Camino Del Mar
                          San Francisco, CA 94121


                  Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years, the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment:

Barry Rosenstein is the founder and Managing Partner of JANA Partners LLC, an investment management company, a position he has held since 2001. Mr. Rosenstein also founded, and from 1993 to 2001 served as Managing Partner of, Sagaponack Partners L.P., a private equity fund. He received his M.B.A. from the University of Pennsylvania's Wharton School of Business in 1984. In 1981, Mr. Rosenstein graduated Phi Beta Kappa from Lehigh University. Mr. Rosenstein is also a C.P.A. Mr. Rosenstein serves on the board of directors of Cobra Electronics and Marisa Christina, Inc.

                  The entities listed above are not a parent, subsidiary or other affiliate of Kerr-McGee Inc. ("Kerr-McGee"). The Nominee does not hold any positions or offices with Kerr-McGee.

                  As of the close of business on March 1, 2005, Jana Master Fund Ltd. is the direct beneficial owner of 3,693,235 Shares. Jana Partners LLC is the investment manager of Jana Master Fund Ltd. In addition, as of such date, a separate account also managed by Jana Partners LLC was the direct beneficial owner of 289,565 Shares. As the investment manager to both Jana Master Fund Ltd. and such managed account, Jana Partners LLC may be deemed to be an indirect beneficial owner of the 3,982,800 Shares directly beneficially owned by such entities. As a managing member of Jana Partners LLC, Mr. Rosenstein may also be deemed an indirect beneficial owner of such Shares.

                  Pursuant to the exercise of an option on March 1, 2005, Jana Master Fund Ltd. sold to Icahn Partners LP, Icahn Partners Master Fund LP and High River Limited Partnership 250,000 Shares in the aggregate. The option had an exercise price of $60.00 per Share and an expiration date of August 14, 2005. Such Shares are not included in the amounts set forth in the immediately preceding paragraph.

                                                                        ANNEX C




                               CONSENT OF NOMINEES


                  Each of the undersigned hereby consents to being named as a nominee for election as a director of Kerr-McGee Inc. (the "Company"), in the proxy statement and other materials concerning the undersigned's nomination in connection with the solicitation of proxies from stockholders of the Company to be voted at the 2005 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.



    /s/ Carl C. Icahn
Carl C. Icahn


    /s/ Barry Rosenstein
Barry Rosenstein